EXECUTION

AMENDMENT TO THE FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

(Tailored Shareholder Reports)

This Amendment is an amendment to the Fund Administration and Accounting Agreement between The Bank of New York Mellon (“BNY Mellon”) and each investment company that is a party to such agreement (each a “Customer”) dated as of June 1, 2023 (the “Agreement”).

The date of this Amendment is December 15, 2023, but for clarity the terms of Section 1 and Section 2 of this Amendment are not effective until May 31, 2024.

Intending to be legally bound, BNY Mellon and Customer hereby agree as follows:

1.

The description of services currently set forth in the Agreement relating to BNY Mellon’s preparation of annual and semi-annual shareholder reports is hereby deleted from the Agreement, the typesetting services that are currently applicable to BNY Mellon’s preparation of annual and semi-annual shareholder reports will no longer be applicable to BNY Mellon’s preparation of annual and semi-annual shareholder reports, and the following terms regarding BNY Mellon’s preparation of annual and semi-annual shareholder reports are hereby added to the Agreement:

a.

BNY Mellon will prepare a fund’s respective class level annual and semi-annual shareholder reports with respect to a fund registered on Form N-1A for shareholder delivery, inclusion in Form N-CSR and webhosting.

◾

The foregoing preparation of annual and semi-annual shareholder reports requires typesetting services, and the following terms apply to the typesetting services applicable to BNY Mellon’s preparation of the aforementioned annual and semi-annual shareholder reports:

•	BNY Mellon will create financial compositions for the applicable financial report and related EDGAR files.
•	BNY Mellon will maintain country codes, industry class codes, security class codes, and state codes.
•	BNY Mellon will create components that will specify the proper grouping and sorting for display of portfolio information.
•

BNY Mellon will create components that will specify the proper calculation and display of financial data required for each applicable financial report (except for identified manual entries, which BNY Mellon will enter).

•	BNY Mellon will process, convert, and load security and general ledger data.
•

BNY Mellon will perform document publishing, including the output of print-ready PDF files and EDGAR html files (such EDGAR html files will be limited to one per the applicable financial report and unless mutually agreed to in writing between BNY Mellon and Customer, BNY Mellon will use the same layout for production data for every successive reporting period).

•	BNY Mellon will generate financial reports (using the capabilities of a financial printer or other vendor) which include the following:
○	identifying information at the beginning of the shareholder report;
○	class expense example;
○	Management Discussion of Fund Performance (semi-annual shareholder report at Customer’s option);
○	key fund statistics including total advisory fees paid by the fund, portfolio turnover rate, net assets, and number of holdings;
○	graphical representation of holdings;
○	material fund changes (if applicable) (semi-annual shareholder report at Customer’s option);

○	changes in and disagreements with accountants in summary form (if applicable);
○	statement regarding the availability of certain additional information; and
○	additional fund information as mutually agreed in writing between BNY Mellon and Customer.
•

Unless mutually agreed in writing between BNY Mellon and Customer, BNY Mellon will use the same layout and format for every successive reporting period for the typeset reports. At the request of Customer and upon the mutual written agreement of BNY Mellon and Customer as to the scope of any changes and additional compensation of BNY Mellon, BNY Mellon will, or will cause the financial printer or other applicable vendor to, change the format or layout of reports from time to time.

b.	BNY Mellon will prepare a fund’s annual and semi-annual shareholder reports with respect to a fund not registered on Form N-1A for shareholder delivery and inclusion in Form N-CSR.
◾

The foregoing preparation of annual and semi-annual shareholder reports requires typesetting services, and the following terms apply to the typesetting services applicable to BNY Mellon’s preparation of the aforementioned annual and semi-annual shareholder reports:

•	BNY Mellon will create financial compositions for the applicable financial report and related EDGAR files.
•	BNY Mellon will maintain country codes, industry class codes, security class codes, and state codes.
•	BNY Mellon will map individual general ledger accounts into master accounts to be displayed in the applicable financial reports.
•	BNY Mellon will create components that will specify the proper grouping and sorting for display of portfolio information.
•

BNY Mellon will create components that will specify the proper calculation and display of financial data required for each applicable financial report (except for identified manual entries, which BNY Mellon will enter).

•	BNY Mellon will process, convert, and load security and general ledger data.
•

BNY Mellon will include data in financial reports provided from external parties to BNY Mellon which includes, but is not limited to: shareholder letters, “Management Discussion and Analysis” commentary, notes on performance, notes to financials, report of independent auditors, fund management listing, service providers listing, and fund spectrums.

•

BNY Mellon will perform document publishing, including the output of print-ready PDF files and EDGAR html files (such EDGAR html files will be limited to one per the applicable financial report and unless mutually agreed to in writing between BNY Mellon and Customer, BNY Mellon will use the same layout for production data for every successive reporting period).

•	BNY Mellon will generate financial reports (using the capabilities of a financial printer or other vendor) which include the following:
○	front/back cover;
○	table of contents;
○	shareholder letter;
○	Management Discussion and Analysis commentary;
○	sector weighting graphs/tables;
○	disclosure of fund expenses;
○	schedules of investments;
○	statement of net assets;
○	statements of assets and liabilities;

○	statements of operation;
○	statements of changes;
○	statements of cash flows;
○	financial highlights;
○	notes to financial statements;
○	report of independent registered public accounting firm;
○	tax information; and
○	additional fund information as mutually agreed in writing between BNY Mellon and Customer.
•

Unless mutually agreed in writing between BNY Mellon and Customer, BNY Mellon will use the same layout and format for every successive reporting period for the typeset reports. At the request of Customer and upon the mutual written agreement of BNY Mellon and Customer as to the scope of any changes and additional compensation of BNY Mellon, BNY Mellon will, or will cause the financial printer or other applicable vendor to, change the format or layout of reports from time to time.

2.

For clarity, BNY Mellon will prepare each fund’s schedule of investments, financial statements, financial highlights, and other detailed information for inclusion in Form N-CSR. The foregoing preparation of a schedule of investments, financial statements, financial highlights, and other detailed information requires typesetting services, and the typesetting services terms set forth in section 1(b) above apply to the typesetting services applicable to BNY Mellon’s preparation of the aforementioned schedule of investments, financial statements, financial highlights, and other detailed information.

3.

The parties hereto expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation, or symbol of a signature into an electronic copy of this Amendment by electronic, digital, or other technological methods. Each counterpart executed in accordance with the foregoing will be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, will constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature Page Follows]

Each party hereto has caused this Amendment to be executed by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

Agreed:

The Alger Funds		The Bank of New York Mellon
The Alger Funds II
The Alger Institutional Funds
Alger Global Focus Fund
The Alger Portfolios
The Alger ETF Trust,
each severally and not jointly

By:	/s/ Tina Payne	By:	/s/ Nicole Fouron
Name:	Tina Payne	Name:	Nicole Fouron
Title:	Secretary	Title:	Managing Director